Exhibit 4.1
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CONSTITUTE CONTINGENT PAYMENT DEBT INSTRUMENTS SUBJECT TO THE RULES SET FORTH IN TREASURY REGULATION SECTION 1.1275-4(b). THE HOLDER HEREOF MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH HEREIN WHO WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY MAKE AVAILABLE TO HOLDERS UPON REQUEST THE FOLLOWING INFORMATION WITH RESPECT TO THE SECURITIES: ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.
IN ADDITION TO THE FOREGOING RESTRICTIONS, ANY AND ALL SALES, TRANSFERS, ASSIGNMENTS OR OTHER DISPOSITIONS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE) ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 8 OF THIS CERTIFICATE. ANY PURPORTED SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF SUCH SECURITIES THAT FAILS TO COMPLY WITH SUCH RESTRICTIONS SHALL BE NULL AND VOID.

Vector Group Ltd.
6.75% Variable Interest Senior Convertible Note due 2014
CUSIP NO. 92240M AQ1

No. 001
Issue Date: May 11, 2009	Principal: U.S. $50,000,000
     FOR VALUE RECEIVED, VECTOR GROUP LTD., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), HEREBY PROMISES TO PAY to FROST NEVADA INVESTMENTS TRUST, or registered assigns, (i) the principal sum of fifty million United States Dollars ($50,000,000) (such principal sum, as it may be reduced from time to time, in whole or in part, pursuant to a repurchase or conversion of this Security, or otherwise in accordance with the definition of “Outstanding” below, being “Principal Amount [Then] Outstanding” of this Security) on November 15, 2014 (the “Stated Maturity”), and (ii) interest on the Principal Amount Outstanding from time to time, payable quarterly in arrears on each Interest Payment Date (such term and certain other capitalized terms being used herein as defined in Section 11 hereof), in each case at the rate of 3.75% per annum plus additional amounts, if any (as provided in Section 2(b) hereof), but, in any event, at a minimum rate of 6.75% per annum, all as further provided in Section 2 hereof.
     This Variable Interest Senior Convertible Note (including all Securities issued in exchange, transfer or replacement hereof or any other Security) is one of an issue of Securities issued pursuant to the Purchase Agreement, to which reference is made for any additional rights and obligations of the Holder hereof and the Company.
     Reference is also made to the remaining provisions of this Security, including, without limitation, provisions giving the Holder the right to convert this Security into Common Stock of the Company and the right to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations hereof.
     Section 1. PAYMENTS.
          (a) The Company shall duly and punctually make, on the Payment Date when due (determined in accordance with the terms hereof), each payment on or in respect of this Security (including, without limitation, payments of all or, as applicable, a portion of the Principal Amount Outstanding, interest thereon and any Fundamental Change Repurchase Price) to the Holder of this Security (determined as of the Record Date for such Payment Date in accordance with the definition of “Holder”) and otherwise in accordance with the terms of this Security.

          (b) Except as otherwise specified in this Security, the Company shall make available each payment hereunder on the Payment Date when due by wire transfer in immediately available funds to the Holder; provided that if, within ten days prior to the Applicable Payment Date, the Company does not receive from a Holder written notice setting forth wire instructions for such payment, such payment shall be in cash, at the office or agency of the Company in the City of Miami, Florida, or in the City of New York maintained for such purpose or at any other office or agency maintained by the Company for such purpose. All payments hereunder shall be made in U.S. dollars.
          (c) Any payments due or made pursuant to this Security shall be considered paid when due on the applicable Payment Date, if by 12:00 noon (New York City time) on such Payment Date, the Company has made available sufficient funds at its office or agency, has mailed the check or has initiated the wire transfer for such payment, as required pursuant to Section 1(b).
          (d) If any Interest Payment Date or other Payment Date, Stated Maturity, or Fundamental Change Settlement Date of any Security shall not be a Business Day, then, anything in this Security or other Securities to the contrary notwithstanding, the payments otherwise required to be made on such date may be made on the next succeeding Business Day, with the same force and effect as if made on such date; provided, that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, other Payment Date, Stated Maturity or Fundamental Change Settlement Date.
     Section 2. INTEREST.
          (a) Except in the circumstances and to the extent otherwise set forth in Section 6(c), interest on this Security shall accrue at the rates and in the amounts set forth in Section 2(b), and shall be payable quarterly in arrears, on each Interest Payment Date, to the Holder hereof (as determined in accordance with Section 1(a)). Thirty days prior to each Interest Payment Date, the Company shall notify the Holders of Securities of the interest payment due on such Interest Payment Date. Such notice shall also set forth the Company’s calculation of such payment, which shall be based in accordance with Sections 2(b) and 2(c).
          (b) Interest on this Security shall accrue at a rate of 3.75% per annum (except at such other rate, in such circumstances, and for such period as otherwise set forth in Section 6(c)). On each Interest Payment Date, an additional sum shall be payable as interest on this Security equal to the Additional Interest Amount (as defined in the last sentence of this Section 2(b)). Notwithstanding the foregoing, interest on this Security shall accrue at the rate of 6.75% per annum if such rate would produce a greater amount of interest payable on any Interest Payment Date which includes any portion of such period than would result under the first two sentences (and the last sentence) of this Section 2(b). As used herein, the “Additional Interest Amount” for any Interest Payment Date shall equal the product of (1) the number of shares of Common Stock into which this Security was convertible on the Record Date for such Interest Payment Date, and (2) the cash dividends or cash distributions (whether periodic, special, extraordinary, nonrecurring, or other) paid by the Company per share of Common Stock during the three-month period ending on such Record Date (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other transaction during the applicable calculation period).

          (c) Interest on this Security shall be computed on the basis of a 360-day year comprising twelve 30-day months, and shall accrue from the most recent Interest Payment Date to which interest hereon has been paid (or if no interest hereon has been paid, from the Original Issue Date), until the Principal Amount Outstanding of this Security is paid in full (together with unpaid interest theretofore accrued thereon).
     Section 3. CONVERSION.
          (a) Conversion Privilege. (i) Subject to the further provisions of this Section 3, at any time or times after the Issue Date, a Holder of a Security may convert the Principal Amount Outstanding of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day prior to the Stated Maturity.
               (ii) Conversion Period. Notwithstanding the foregoing, if such Security is presented for repurchase pursuant to Section 4, such conversion right shall terminate at the close of business on the last day of the Fundamental Change Conversion/Repurchase Period for such Security (unless the Company shall default on payment when due of the Fundamental Change Repurchase Price, in which case the conversion right shall extend to the close of business on the date such default is cured and such Security is repurchased).
               (iii) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Principal Amount Outstanding pursuant to Section 3(a) shall be determined by dividing (x) such Principal Amount Outstanding by (y) the Conversion Price (the “Conversion Rate”).
               (iv) Securities Converted in Whole or in Part. Provisions of this Security that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
               (v) Rights of Holders. Unless otherwise provided herein, a Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Section 3.
          (b) Conversion Procedure.
               (i) To convert a Security (or any portion thereof) into shares of Common Stock on any date (a “Conversion Date”), a Holder must (A) complete and manually sign the conversion notice on the back of this Security (or a facsimile of the conversion notice) specifying the Principal Amount Outstanding of such Security such Holder seeks to convert and deliver such notice in the form attached hereto as Exhibit A (the “Notice of Conversion”) to the Company, (B) surrender the Security to the Company, (C) furnish appropriate endorsements and transfer documents if required by the Company, and (D) pay any transfer or similar tax in accordance with Section 3(d), if required.

               (ii) The Company will, as soon as practicable after a Conversion Date, but in no event later than three Trading Days following the delivery of a Notice of Conversion (the “Share Delivery Date”) issue, or cause to be issued, to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Security, such Person shall no longer be a Holder of such Security. Except as otherwise provided in Section 3(f), no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.
          Holders converting any Securities or portions thereof shall be entitled to receive any accrued and unpaid interest on the Principal Amount Outstanding being converted as of a Conversion Date, subject to the remainder of this paragraph. If the Conversion Date occurs between the close of business on the Record Date and the opening of business on the immediately following Interest Payment Date, the Company shall pay to the applicable Holder in cash, on such Interest Payment Date, an amount equal to the accrued and unpaid interest through the Conversion Date on the Principal Amount Outstanding of Securities such Holder is converting; provided, however, if the Company pays such Holder on such Interest Payment Date an amount equal to the interest otherwise payable to such Holder as if such Holder had not converted any Security or portion thereof prior to such Interest Payment Date, such Holder shall promptly pay to the Company an amount equal to the difference between (1) such interest payment received and (2) the amount of accrued and unpaid interest through the Conversion Date for the Principal Amount Outstanding converted by such Holder. If the Conversion Date occurs prior to the close of business on the Record Date, the Company shall pay to the applicable Holder in cash, within three Business Days of such Conversion Date, an amount equal to the accrued and unpaid interest through the Conversion Date on the Principal Amount Outstanding of Securities such Holder is converting.
               (iii) Company’s Failure to Timely Convert. If within three Trading Days after the delivery by such Holder of a Notice of Conversion the Company shall, or if following the Company’s request to deliver Common Stock the Company shall, fail to issue and deliver or cause to be delivered to such Holder, or such Holder’s nominee or nominees, such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Securities, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after such Holder’s request and in such Holder’s discretion, either (A) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (B) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock, times (2) the Closing Price of the Common Stock on the Conversion Date.

                (iv) If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount Outstanding of Securities converted.
                (v) The conversion by a Holder following its receipt of the Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a “Fundamental Change Conversion.”
                (vi) Upon surrender of a Security that is converted in part, the Company shall execute and deliver to the applicable Holder, as soon as practicable but in no event later than ten Business Days after receipt of such Security, a new Security equal in Principal Amount Outstanding to the unconverted portion of the Security surrendered.
                (vii) If the last day on which a Security may be converted is not a Business Day in a place where the Company is located, the Securities may be surrendered to the Company on the next succeeding Business Day.
                (viii) Holders that have already delivered a Fundamental Change Repurchase Notice with respect to a Security may not surrender such Security for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Section 4(b).
          (c) No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share.
          (d) Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, a Holder shall pay any such tax which is due because such Holder requests the shares of Common Stock to be issued in a name other than such Holder’s name. The Company may refuse to deliver the certificate representing the shares of Common Stock being issued in a name other than a Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

          (e) Company to Provide Stock. (i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Securities then Outstanding into shares of Common Stock (including after taking into account any adjustments to the Conversion Price pursuant to Section 3(f).
               (ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.
               (iii) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on the NYSE, the NYSE Amex, the NASDAQ Global Market, the NASDAQ Capital Market or other over-the-counter market or such other exchange or market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Transfer Restricted Security shall remain a Transfer Restricted Security.
          (f) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:
               (i) In case the Company shall (A) pay a dividend on its Common Stock in shares of Common Stock, (B) make a distribution on its Common Stock in shares of Common Stock, (C) subdivide its outstanding Common Stock into a greater number of shares, or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3(f)(i) shall become effective on the opening of business after the “record date” (as defined in Section 3(f)(vi)), in the case of a dividend or distribution, and shall become effective on the opening of business after the effective date, in the case of subdivision or combination.
               (ii) In case the Company shall issue rights, options or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock on the record date with respect to such issuance, (or if no such record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of such securities convertible into or exercisable or exchangeable for Common Stock as equal to the quotient of (A) the sum of (x) the price for a unit of such security convertible into or exercisable or exchangeable for Common Stock and (y) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock to (B) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such record date (or if no such record date is fixed, the applicable Business Day) by a fraction of which;

                    (A) the numerator shall be the number of shares of Common Stock outstanding on the close of business on the record date (or, if no such record date is fixed, the date of announcement of such issuance), plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock underlying the rights options, or warrants so issued (or the aggregate conversion, exercise or exchange price of such securities so offered) would purchase at such Current Market Price of the Common Stock; and
                    (B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date with respect to such issuance (or, if no such record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the total number of additional shares of Common Stock underlying the rights, options or warrants so issued.
                    Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the day following the date of announcement of such issuance.
               (iii) (1) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (x) the portion of any dividends or distributions paid in cash, (y) dividends or distributions referred to in Section 3(f)(i) or (z) distributions made in connection with the liquidation, dissolution or winding up of the Company), or shall distribute to all or substantially all holders of its Common Stock rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in Section 3(f)(ii) and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan or the detachment of such rights to the extent set forth in Section 3(f)(iii)(2)), then, in each such case, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after the record date for such distribution (or if no such record date is fixed, the applicable Business Day) by a fraction of which:
                    (A) the numerator shall be the Current Market Price per share of the Common Stock on such record date, less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of the portion of the distributed assets (other than cash) so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); and
                    (B) the denominator shall be such Current Market Price on such record date.

               Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.
               (2) In the event that the Company has in effect a preferred shares rights plan (“Rights Plan”), then, upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Price will be adjusted as provided in this Section 3(f)(iii) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon conversion, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), shall not constitute a distribution of rights, options or warrants pursuant to this Section 3.
               (3) Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 3(f) (and no adjustment to the Conversion Price under this Section 3(f) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 3(f)(iii). If any such right or warrant, including any such existing rights, options or warrants distributed prior to the Original Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 3(f) was made, in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase.

               (iv) In case the Company or any of its Subsidiaries shall purchase any shares of the Company’s Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:
                    (A) the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares, but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with Section 3(f)(v)); and
                    (B) the denominator shall be the sum of (1) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (2) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with Section 3(f)(v)).
          For purposes of this Section 3(f)(iv), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to Holders) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 3(f)(iv) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 3(f)(iv). For purposes of this Section 3(f)(iv), the term “tender offer” shall mean and include both tender offers and exchange offers, and all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers.

               (v) For the purpose of any computation under Sections 3(f)(ii) and 3(f)(iii), the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing 11 Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under Section 3(f). For purposes of any computation under Section 3(f)(iv), the Current Market Price per share of Common Stock shall be deemed to be the arithmetic average of the daily Closing Prices for the ten consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.
               (vi) For the purpose of this Section 3(f), “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
               (vii) In any case in which this Section 3(f) shall require that an adjustment be made to the Conversion Price, in lieu of the foregoing adjustment, the Company may, at its option, distribute, concurrently with the distribution to the holders of the outstanding Common Stock, shares of Common Stock, rights, options, warrants, any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (or the fair market value, as reasonably determined by the Board of Directors of the Company, of the foregoing in cash) that such Holder of Securities would have been entitled to receive, as applicable, had such Security been converted immediately prior to the happening of the record date relating to the event that would have caused such adjustment.
               (viii) In any case in which this Section 3(f) shall require that an adjustment be made following a record date, an announcement date or Expiration Date, as the case may be, established for purposes of this Section 3(f), the Company may elect to defer (but only until five Business Days following the filing by the Company with the Holders of the certificate described in Section 3(h)) issuing to the Holder of any Security converted after such record date, announcement date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares.
          (g) No Adjustment. (i) No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par of the Common Stock.
               (ii) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.
               (iii) No adjustment in the Conversion Price shall be made pursuant to Section 3(f) if the Holders (in their capacity as Holders) participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 3(f).

               (iv) No adjustment in the Conversion Price shall be made for issuances of cash dividends or cash distributions, whether periodic, special, extraordinary, non-recurring or other, which the Holder is entitled to receive and does receive as interest pursuant to Section 2.
               (v) Other than as described above in Section 3(f), no adjustment to the Conversion Price shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.
          (h) Notice of Conversion Price Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders of Securities a notice of the adjustment and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Holders shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Holders may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.
          (i) Notice of Certain Transactions. In the event that:
               (i) the Company takes any action which would require an adjustment in the Conversion Price (other than the issuance of dividends in the form of Common Stock);
               (ii) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or
               (iii) there is a dissolution or liquidation of the Company,
          THEN the Company shall mail to Holders a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 20 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 3(i).
          (j) Effect of Reclassification on Conversion Privilege. If there is any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 3(f)); then the Company or its successor, as the case may be, shall, as a condition precedent to such reclassification, execute and deliver to the Holders an amended Security providing that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification. Such amended Security shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 3. The provisions of this Section 3(j) shall similarly apply to successive reclassifications.

     Section 4. REPURCHASE UPON A FUNDAMENTAL CHANGE.
          (a) Repurchase of Securities at the Option of the Holder Upon Fundamental Change.
               (i) General. If, prior to the Stated Maturity, there shall have occurred a Fundamental Change, each Holder shall have the option to require all or a portion (which portion must be in a Principal Amount Outstanding of $1,000 or integral multiples thereof) of its Securities to be repurchased (the “Fundamental Change Repurchase”) by the Company at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date in accordance with the following procedures. The “Fundamental Change Repurchase Price” means the Principal Amount Outstanding of the Securities to be repurchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Settlement Date.
               (ii) Company Notice of Fundamental Change. Within five Business Days after the Company (x) knows or reasonably should know, actually or constructively, either of the occurrence of a Fundamental Change or that, but for the passage of time a Fundamental Change will occur, or (y) enters into an agreement pursuant to which the Company reasonably believes that a Fundamental Change will occur, the Company shall deliver a written notice of Fundamental Change, in the form attached hereto as Exhibit B (the “Fundamental Change Company Notice”) by first-class mail or by overnight courier to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state, to the extent such information is known by the Company as of the date of such Fundamental Change Repurchase Notice:
                    (A) the events causing a Fundamental Change and the date of such Fundamental Change;
                    (B) the last date of the Fundamental Change Conversion/Repurchase Period by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 4(a) or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 3(b);
                    (C) the Fundamental Change Settlement Date;
                    (D) the Fundamental Change Repurchase Price;
                    (E) the Conversion Price applicable on the date of the Fundamental Change Company Notice;
                    (F) that Securities may be converted in connection with a Fundamental Change and any Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Section 3 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Security;

                    (G) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;
                    (H) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Settlement Date and the time of surrender of such Security as described in clause (G) above;
                    (I) the procedures the Holder must follow to exercise rights under this Section 4(a);
                    (J) the procedures for withdrawing a Fundamental Change Repurchase Notice;
                    (K) that, unless the Company defaults in making payment of the Fundamental Change Repurchase Price, if requested, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Settlement Date; and
                    (L) the CUSIP number of the Securities.
               The Company shall promptly, but in no event later than five Business Days after receiving such information, supplement such Fundamental Change Repurchase Notice with any information required by this Section 4(a)(ii) to be included in such Fundamental Change Repurchase Notice but which information was not known by the Company as of the original date of such notice.
               (iii) Fundamental Change Repurchase Notice. In order to exercise its rights under Section 4(a) hereof, a Holder must deliver to the Paying Agent:
                    (A) a written notice of repurchase substantially in the form of Exhibit B hereto (a “Fundamental Change Repurchase Notice”), at any time during the Fundamental Change Conversion/Repurchase Period, and include thereon:
                         (1) the certificate number of the Security which the Holder will deliver to be repurchased;
                         (2) the portion of the Principal Amount Outstanding of the Security which the Holder will deliver to be repurchased, which portion must be in a Principal Amount Outstanding of $1,000 or integral multiples thereof; and
                         (3) that such Security shall be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions specified in the Securities and in this Security; and

                    (B) the Security for cancellation prior to, on or after the Fundamental Change Settlement Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
          Provisions of this Security that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
               (iv) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 4(a) shall be paid for by the payment to the Holder of the Fundamental Change Repurchase Price either in cash or by wire transfer of immediately available funds, at the option of the Holder; provided that if, within ten days prior to the applicable Fundamental Change Settlement Date, the Paying Agent does not receive from a Holder written notice to the Paying Agent by a Holder requesting wire transfer of such payment and setting forth wire instructions therefor, such payment shall be in cash.
               (v) Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 4(d), sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 4(a).
          (b) Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4(a)(iii), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Settlement Date with respect to such Security (provided the conditions in Section 4(a)(iii) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4(a)(iii). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Section 3 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.
          A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Settlement Date specifying:
               (i) the Principal Amount Outstanding of the Security with respect to which such notice of withdrawal is being submitted;

               (ii) the certificate number (if such Security is held in other than global form) of the Security in respect of which such notice of withdrawal is being submitted; and
               (iii) the Principal Amount Outstanding, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.
          There shall be no repurchase of any Securities pursuant to Section 4(a) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities); provided, however, that (1) the Holders of at least 75% in aggregate Principal Amount Then Outstanding of Securities may, by notice in writing to the Company, waive the prohibition on repurchase of Securities contemplated by this paragraph, and (2) upon delivery of such notice to the Company, such prohibition on repurchase shall be automatically waived, without any further notice, consent or other action to or by any Person. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Security, or (y) which are held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
          (c) Securities Repurchased in Whole or in Part. Any Security which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount Outstanding equal to, and in exchange for, the portion of the Principal Amount Outstanding of the Security so surrendered which is not repurchased.
          (d) Deposit of Fundamental Change Repurchase Price. Prior to 12:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Settlement Date, the Company shall deposit with the Paying Agent (or, if the Company or a Significant Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased or as of the Fundamental Change Settlement Date. The Company shall promptly notify the Holders of the Securities which are to be repurchased in writing of the amount of any deposits of cash made pursuant to this Section 4(d).

          (e) Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4(d) exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Settlement Date, then as soon as practicable following the Fundamental Change Settlement Date, the Paying Agent shall return any such excess to the Company.
     4.A. REDEMPTION.
          4.A.1. At Maturity. The Company shall redeem this Security (or any portion thereof then Outstanding) on the Maturity Date.
          4.A.2. Optional Redemption Prior to Maturity. The Company shall not have the option to redeem this Security at any time prior to the Maturity Date.
          4.A.3. Mandatory Redemption Prior to Maturity. Notwithstanding anything to the contrary contained herein, to the extent as of the end of any accrual period (as defined in Section 1272(a)(5) of the Code) ending after May 11, 2014, the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on the Securities would, but for this paragraph, exceed an amount equal to the product of the issue price of the Securities multiplied by the yield to maturity (as defined in Treasury Regulation section 1.1272-1(b)(1)(i)) of the Securities (such excess hereinafter referred to as the “Mandatory Redemption Amount”), the Company will redeem, on each Interest Payment Date after May 11, 2014, Securities having a principal amount equal to the Mandatory Redemption Amount as of such date. This provision is intended to prevent the Securities from being classified as “applicable high yield discount obligations”, as defined in Section 163(i) of the Code, and shall be interpreted consistently therewith.
     Section 5. COVENANTS.
          (a) Registration Statement. The Company will file with the SEC a registration statement on Form S3 (the “Registration Statement”) under the Securities Act registering the Common Stock issuable upon conversion of a Security within 60 days following the delivery of a written request therefor from the Majority Holders, and will use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable thereafter. The Company will maintain the effectiveness of the Registration Statement until the Common Stock issuable upon conversion of a Security has been resold pursuant to the Registration Statement or is eligible for resale, without restriction, pursuant to Rule 144 under the Securities Act (“Rule 144”). The Company shall inform the Holder in writing of the effective date of any Registration Statement registering the Common Stock issuable upon conversion of a Security under the Securities Act. The Holder shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Registration Statement.
          The Holders will cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement. The Holders participating in the offering will furnish to the Company such information regarding such Holders, the Common Stock issued upon conversion of a Security held by them, and the intended method of disposition thereof as shall be reasonably required to cause the effectiveness of the Registration Statement and will execute and deliver such documents in connection with the Registration Statement as the Company may reasonably request.
          The Holders will, upon receipt of notice from the Company of any event requiring suspension of the use of the prospectus included as part of the Registration Statement, immediately discontinue disposition of the Common Stock issued upon conversion of a Security pursuant to the Registration Statement until the Holders’ receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.
          By accepting this Security, each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or comply with the provisions of an exemption from such prospectus delivery requirements in connection with resales of the Common Stock issued upon conversion of a Security pursuant to the Registration Statement.
          All reasonable expenses, other than underwriting discounts and commissions (which shall be the obligation of the Holders incurring such discounts or commissions), incurred in connection with registrations, filings or qualification pursuant to this Section 5(a), including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.
               (b) Reports and Delivery of Certain Information. (i) The Company shall furnish to Holders of Securities such annual and quarterly reports, information, documents and other reports, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, within two Business Days after the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the Commission. Delivery of such reports, information and documents to the Holders is for informational purposes only and the Holders’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Holders is entitled to rely conclusively on Officers’ Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders (A) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (B) annual audited financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (C) accompanying each of the financial statements required by (A) and (B) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations;” provided, that in each case the delivery of materials to the Holders by electronic means shall be deemed “furnished” to the Holders for purposes of this

Section 5(b); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (A), (B) and (C) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its website.
                    (ii) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or such beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such Holder, holder or beneficial owner, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such Securities or any shares of Common Stock issued upon conversion thereof. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A”).
                    (iii) The Company shall provide to the Holders on a timely basis such information as the Holders may require in order to prepare and file any form that the Company must submit to the Internal Revenue Service and the Holders.
               (c) Statement by Officers as to Default. The Company will deliver to the Holders, within 120 days after the end of each fiscal year of the Company ending after the Original Issue Date, an Officers’ Certificate, stating whether or not, to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of the Securities (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in Default, specifying all such Defaults and the nature and status thereof of which such Officers may have knowledge.
          The Company shall deliver to the Holders promptly, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take with respect thereto.
               (d) Further Instruments and Acts. Upon request of the Holders, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Security.
               (e) Maintenance of Office or Agency. The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served, which shall initially be the Company’s principal office. The Company shall give prompt written notice to the Holders of any change in the location of such office or agency.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.
               (f) Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each Payment Date in respect of any of the Securities, segregate and hold in trust, for the benefit of the Persons entitled thereto, a sum sufficient to make the payment so due on such Payment Date until such sums shall be paid to such Persons or otherwise disposed of as herein provided.
               (g) Existence. Except as otherwise permitted by Section 5(h), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
               (h) Consolidation, Merger, Conveyance, Transfer Or Lease.
                    (i) Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person, shall not convey, transfer or lease its properties and assets substantially as an entirety to any Person, and shall not permit any Person to consolidate with or merge into the Company or to convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
               (A) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Surviving Entity”), (1) shall be either (x) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, or (y) organized under the laws of a jurisdiction outside the United States and has, or immediately after the transaction or event will have, common stock traded on a national securities exchange in the United States or quoted on the NYSE, the NYSE Amex, the NASDAQ Global Market, or the NASDAQ Capital Market and a worldwide total market capitalization of its equity securities before giving effect to the consolidation or merger of at least $250 million, and (2) the Surviving Entity shall expressly assume, by an amendment hereto, executed and delivered to the Holders, all of the obligations of the Company under this Security;
               (B) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and

               (C) the Company or the Surviving Entity shall have delivered to the Holders an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an amendment to the Securities is required in connection with such transaction, such amendment, comply with this Section 5(h) and Section 7, and, if applicable, such amendment to the Security shall provide (i) that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the shares of Common Stock deliverable upon conversion of such Security immediately prior to such consolidation merger, sale or conveyance and (ii) for adjustments of the Conversion Price which shall be nearly as equivalent as may be practicable to the adjustments of the Conversion Price provided for in Section 3.
                    (ii) Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section 5(h), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security and the Securities.
     Section 6. REMEDIES.
          (a) Events of Default. As used herein, “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
               (i) the Company’s (A) failure to deliver the required number of shares of Common Stock within 10 Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Securities into shares of Common Stock that is tendered in accordance with the provisions of the Securities; or
               (ii) at any time following the 30th consecutive Business Day that a Holder’s (A) pro rata share of the number of shares of the Common Stock reserved for the purpose of issuance upon conversion of all Securities is less than the (B) number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Principal Amount Outstanding of such Holder’s Securities; or
               (iii) a default in the payment of interest on any Securities when due and payable and which default has continued for a period of five days; or

               (iv) a default in the payment of the Principal Amount Outstanding or the Fundamental Change Repurchase Price on any Security when it becomes due and payable; or
               (v) a default in the performance of any covenant, agreement or condition of the Company in this Note or the Securities or the Purchase Agreement (other than a default specified in clauses (i) through (iv) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in aggregate Principal Amount Outstanding of the Securities then Outstanding a written notice (a “Notice of Default”) specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
               (vi) a default by the Company or any Significant Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $10.0 million in the aggregate of the Company and any Significant Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Significant Subsidiary), whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled within 30 days after written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder has been received by the Company and such Significant Subsidiary by the Holders of at least 25% in aggregate Principal Amount Then Outstanding of Securities; provided that if any time before a judgment or decree has been obtained by the Holder or Holders as hereinafter provided, such default is remedied or cured by the Company or such Significant Subsidiary within the applicable cure period, or is waived by the holders of such indebtedness, default under this clause (vi) shall be deemed to have been remedied, cured or waived, as the case may be; or
               (vii) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time, are rendered against the Company or any Significant Subsidiary and not stayed, bonded or discharged within 60 days; or
               (viii) a failure by the Company to give the Fundamental Change Company Notice when required by Section 4(a) hereof; or
               (ix) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law or (C) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (x) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.
          (b) Acceleration of Maturity; Rescission and Annulment. (i) If an Event of Default (other than those specified in clauses (ix) and (x) of Section 6(a)) shall have occurred and is continuing, then, and in every such case, the Holders of not less than 25% in aggregate Principal Amount Then Outstanding of Securities, may, by notice in writing to the Company, declare the Principal Amount Outstanding, together with accrued and unpaid interest on all Securities then Outstanding to be immediately due and payable immediately, and upon any such declaration such Principal Amount Outstanding and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (ix) or (x) of Section 6(a) shall have occurred and be continuing, then, and in every such case, the Principal Amount Then Outstanding, together with accrued and unpaid interest on all Securities then Outstanding shall automatically become due and payable without any declaration or other act on the part of any Holder.
          Upon demand of any Holder, upon the occurrence and during the continuance of an Event of Default, the Company shall pay to the Holders, the amounts specified in Section 6(b)(ii)(A).
               (ii) At any time after the maturity of this Security has been accelerated in accordance with the first or second sentence of Section 6(b)(i) and before a judgment or decree for payment of the money due has been obtained by the Holder or Holders as hereinafter in this Section 6 provided, the Majority Holders, by written notice to the Company, may rescind and annul such declaration and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction and if:
                    (A) the Company has paid or deposited with the Holder a sum sufficient to pay
                         (1) all overdue interest on the Securities,
                         (2) (x) the Principal Amount Then Outstanding plus accrued and unpaid interest, or (y) the Fundamental Change Repurchase Price, as applicable, on any Securities which have become due otherwise than by such declaration of acceleration, and
                         (3) all sums paid or advanced by any Holder hereunder and the reasonable compensation, expenses, disbursements and advances of Holder, its agents and counsel incurred in connection with enforcement of its rights under this Security; and
                    (B) all Events of Default, other than the nonpayment of the Principal Amount Then Outstanding plus accrued and unpaid interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived.
          No such rescission shall affect any subsequent default or impair any right consequent thereon. Nothing in this Section 6(b)(ii) shall prejudice the Company’s ability, by other means, to cure an Event of Default (or to cause such Event of Default to be no longer continuing).
               (c) Upon the occurrence, and during the continuance, of any Event of Default hereunder, the Principal Amount Then Outstanding and, to the extent permitted by law, accrued and unpaid interest on the Securities, shall bear interest, payable on demand, at a per annum rate which is equal to the lesser of 18.0% or the maximum rate of interest allowed by applicable law. Such interest shall be in substitution for the interest otherwise payable pursuant to Section 2.
               (d) Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Security, the right of any Holder to receive payment of the Principal Amount Outstanding, the Fundamental Change Repurchase Price, and interest when due, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or on the Fundamental Change Settlement Date, as applicable, and to convert the Securities in accordance with Section 3, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
               (e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
               (f) Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

     Section 7. AMENDMENTS.
          With the written consent of the Majority Holders, the Company, when authorized by a Board Resolution, and the Holders may amend, supplement or modify the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Security or of waiving or modifying in any manner the rights of the Holders under this Security; provided, however, that no such amendment shall, without the consent of the Holder of each Security then Outstanding affected thereby:
               (i) reduce the rate of or extend the time for payment of interest, if any, on such Security; or
               (ii) reduce the Principal Amount Then Outstanding, or extend the Stated Maturity, of such Security; or
               (iii) make any change that impairs or adversely affects the conversion rights of such Security; or
               (iv) reduce the Fundamental Change Repurchase Price of any Security, or amend or modify, in any manner adverse to the Holders, the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or
               (v) modify the provisions with respect to the right of Holders to cause the Company to repurchase Securities upon a Fundamental Change in a manner adverse to Holders; or
               (vi) make any interest or principal on a Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Security; or
               (vii) impair the right of any Holder to receive payment of the Principal Amount Outstanding of, or interest on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
               (viii) reduce the quorum or voting requirements under this Security; or
               (ix) change the ranking of the Securities in a manner adverse to the Holders; or
               (x) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or
               (xi) reduce the percentage in Principal Amount Outstanding of the Securities, the consent of whose Holders is required for any amendment or supplement to,

modification of, or any waiver of compliance with, certain provisions of the Securities or certain defaults hereunder and their consequences) provided for in this Security; or
               (xii) amend, modify or waive any of the provisions of this Section 7; or
               (xiii) amend, modify or waive the provisions of the Securities in a manner adverse to the Holders in any material respect.
     Section 8. TRANSFER.
          (a) Registration; Registration of Transfer and Exchange; Restrictions on Transfer.
               (i) The Company shall cause to be kept a Security Register to provide for the registration of Securities and of transfers of Securities.
     Upon surrender for registration of transfer of any Security duly endorsed, or accompanied by a written instrument of transfer reasonably satisfactory to the Company and duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, the Company shall execute, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount Outstanding and tenor, each such Security bearing such restrictive legends.
     At the option of the Holder and subject to the other provisions of this Section 8(a), Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount Outstanding and tenor, upon surrender of the Securities to be exchanged at the Security Register. Whenever any Securities are so surrendered for exchange, the Company shall execute and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Security, as the Securities surrendered upon such registration of transfer or exchange.
     Except as provided in the following sentence, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the restrictive legend contemplated by the Purchase Agreement, unless the Holder shall have delivered to the Company an Opinion of Counsel stating that the Security is not a Restricted Security and may be issued without such legend thereon. Upon the written request of such Holder, in substitution for the Opinion of Counsel for such Holder, the Company may (but shall not be obligated to) request from counsel to the Company an Opinion of Counsel as to the matters referred to in the preceding sentence; provided, however, that nothing herein shall obligate the counsel for the Company to render such Opinion of Counsel or to reach the conclusions set forth in the preceding sentence allowing the restrictions upon the transferability of such Restricted Security to cease and terminate. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any Transfer.
     The Company shall not be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.
               (ii) Beneficial ownership of every Restricted Security shall be subject to the restrictions on Transfer provided in the restrictive legends required to be set forth on the face of each Restricted Security, unless such restrictions on Transfer shall be terminated in accordance with this Section 8(a)(ii) or Section 8(b). The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on Transfer.
     The restrictions imposed by this Section 8(a) and by Section 8(b) upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Holder to the Company of an Opinion of Counsel stating that such Restricted Security has been sold pursuant to an effective Registration Statement under the Securities Act, Transferred in compliance with Rule 144, or that such Restricted Security may be Transferred in full in compliance with Rule 144. Upon the written request of such Holder, in substitution for the Opinion of Counsel for such Holder, the Company may (but shall not be obligated to) request from counsel to the Company an Opinion of Counsel as to the matters referred to in the preceding sentence; provided, however, that nothing herein shall obligate the counsel for the Company to render such Opinion of Counsel or to reach the conclusions set forth in the preceding sentence allowing the restrictions upon the transferability of such Restricted Security to cease and terminate. Any Restricted Security as to which the Holder has delivered to the Company such Opinion of Counsel may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 8(a), be exchanged for a new Security, of like tenor and aggregate Principal Amount Then Outstanding, which shall not bear restrictive legends.
     As used in the preceding two paragraphs, the term “Transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

          (b) Transfers to QIBs. The following provisions shall apply to the registration of any proposed transfer of a certificated Security constituting a Restricted Security to a QIB. The Company shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided on the form of Security stating in writing that the transfer has been made, in compliance with the provisions of Rule 144A, to a transferee who has signed the certification provided on the form of Security stating, or who has otherwise advised the Company in writing, that: (A) such transferee is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion; (B) such transferee and any such account is a QIB within the meaning of Rule 144A; (C) such transferee is aware that such transfer to it is being made in reliance on Rule 144A; (D) such transferee acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or that it has determined not to request such information; and (E) such transferee is aware that the transferor is relying upon its foregoing representations and warranties in order to claim the exemption from registration provided by Rule 144A.
          (c) Transfers to Institutional “Accredited Investors”. The following provisions shall apply to the registration of any proposed transfer of a certificated Security constituting a Restricted Security to an institutional “accredited investor”. The Company shall register the transfer of such Restricted Security if the following conditions have been satisfied: (i) such transfer is being made by a proposed transferor who has checked the box provided on the form of Security stating in writing that the sale has been made, in compliance with the provisions of the Securities Act, to a transferee who has signed the certification provided on the form of Security stating, or who has otherwise advised the Company in writing, that: (A) such transferee is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion; (B) such transferee and any such account is an “accredited investor,” as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; (C) such transferee is aware that such Restricted Security has not been registered under the Securities Act, that such transfer to it is being made in reliance on exemptions from registration under the Securities Act and, therefore, that such Restricted Security cannot be transferred unless it is registered under the Securities Act or unless an exemption from registration is available; (D) such transferee acknowledges that it has received such information regarding the Company as it has requested or that it has determined not to request such information; and (E) such transferee is aware that the transferor is relying upon its foregoing representations and warranties in order to claim the exemptions from registration under the Securities Act; and (ii) the transferor shall have delivered to the Company an Opinion of Counsel, in a generally acceptable form, to the effect that such Restricted Security may be transferred pursuant to an exemption from such registration.
          (d) PRIVATE PLACEMENT LEGEND. UPON THE REGISTRATION OF TRANSFER, EXCHANGE OR REPLACEMENT OF SECURITIES NOT BEARING THE LEGENDS REQUIRED BY THE PURCHASE AGREEMENT, THE COMPANY SHALL DELIVER SECURITIES THAT DO NOT BEAR SUCH LEGENDS. UPON THE REGISTRATION OF TRANSFER, EXCHANGE OR REPLACEMENT OF SECURITIES BEARING THE LEGENDS REQUIRED BY THE PURCHASE AGREEMENT, THE COMPANY SHALL DELIVER ONLY SECURITIES THAT BEAR SUCH LEGENDS UNLESS THERE IS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE HOLDER TO THE EFFECT THAT NEITHER SUCH LEGEND NOR THE RELATED RESTRICTIONS ON TRANSFER ARE REQUIRED IN ORDER TO MAINTAIN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT; PROVIDED, THAT UPON THE WRITTEN REQUEST OF ANY HOLDER, THE COMPANY SHALL REQUEST SUCH OPINION OF COUNSEL FROM COUNSEL TO THE COMPANY ON BEHALF OF SUCH HOLDER.

               (e) General. By its acceptance of any Security bearing the legends required by the Purchase Agreement, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Security and in such legends and agrees that it will transfer such Security only as provided in this Security.
               (f) CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Company shall use “CUSIP” numbers in notices delivered, and as a convenience, to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Holder of any change in the “CUSIP” numbers.
     Section 9. CONSTRUCTION; HEADINGS.
     The Section headings herein are for convenience only and shall not affect the construction hereof, and all Section references are to Sections of this Security unless otherwise expressly stated.
     Section 10. NOTICES.
          (a) Notices, Etc. to Company. Any request, demand, authorization, direction, notice, consent, or waiver of Holders or other document provided or permitted by this Security to be made upon, given or furnished to, or filed with the Company by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or via overnight courier, to the address of the Company at Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, or at any other address previously furnished in writing to the Holders by the Company, Attention: Secretary.
          (b) Notice to Holders; Waiver. Where this Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Waivers of notice by Holders shall be filed with the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Company shall constitute a sufficient notification for every purpose hereunder.
     Whenever under this Security the Company is required to provide any notice by mail, in all cases the Company may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.
     Section 11. CERTAIN DEFINITIONS.
          For all purposes of this Security (except as otherwise expressly provided or unless the context otherwise requires):
               (a) the terms defined in this Section have the meanings assigned to them in this Section 11 and include the plural as well as the singular;
               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
               (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Security as a whole and not to any particular Section or other subdivision.
               (d) “5.0% Notes” means the Company’s 5.0% Variable Interest Senior Convertible Notes Due 2011.
               (e) “Additional Interest Amount” has the meaning specified in Section 2(b).
               (f) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
               (g) “Applicable Directors” shall mean those individuals who are members of the Board of Directors of the Company on the Original Issue Date and any new director whose election to the Board of Directors of the Company or nomination for election to the Board of Directors of the Company was approved (prior to any vote thereon by the stockholders of the Company) by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors of the Company on the Original Issue Date or whose election or nomination for election since the Original Issue Date was previously approved as provided in this sentence.

               (h) “Bloomberg” means Bloomberg Financial Markets (or any successor thereto).
               (i) “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any committee of that board duly authorized to take the subject action.
               (j) “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.
               (k) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Company is located are authorized or obligated by law, or executive order or governmental decree to be closed.
               (l) “Buy-In” has the meaning specified in Section 3(b)(iii).
               (m) “Buy-In Price” has the meaning specified in Section 3(b)(iii).
               (n) “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
               (o) “Change of Control Event” means the occurrence, after the Original Issue Date, of one or more of the following events:
                    (1) any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s property or assets to any Person or group of Persons (other than to any of the Company’s wholly owned Subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) Persons who, directly or indirectly, are beneficial owners of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction;

                    (2) the approval by the holders of the Company’s Capital Stock of any plan or proposal for liquidation or dissolution;
                    (3) if any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company;
                    (4) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, other than any consolidation or merger in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Stock of the continuing or surviving corporation or entity and (y) Persons who, directly or indirectly, are beneficial owners of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the continuing or surviving corporation or entity in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction; or
                    (5) the failure of Applicable Directors to constitute a majority of the Board of Directors of the Company at any time during which a Security is Outstanding.
     Notwithstanding the foregoing, a merger or consolidation shall not be deemed to constitute a “Change of Control Event” if (i) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of shares of Capital Stock that are, or immediately after the transaction or event will be, traded on a national securities exchange in the United States or quoted on the NASDAQ Global Market or the NASDAQ Capital Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) (these securities being referred to as “publicly traded securities”), (ii) as a result of such merger or consolidation the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares, and (iii) such merger or consolidation meets the requirements of Section 5(h)(i)(A).
          (p) “Closing Price” means, for any security as of any date: (i) the last closing trade price for such security on the principal United States securities exchange or trading market (which, with respect to the Common Stock on the Original Issue Date, is the NYSE) on such date as reported by Bloomberg, (ii) if such securities exchange or trading market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price for such security prior to 4:00:00 p.m. New York City time, as reported by Bloomberg, (iii) if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or (iv) if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

          (q) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (r) “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.
          (s) “Common Stock” means the shares of Common Stock, par value $0.10 per share, of the Company as it exists on the Original Issue Date or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
          (t) “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Security, and thereafter “Company” shall mean such successor Person.
          (u) “Conversion Date” has the meaning specified in Section 3(b)(i).
          (v) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $15.04, subject to adjustment as provided herein.
          (w) “Conversion Rate” has the meaning specified in Section 3(a)(iii).
          (x) “corporation” means a corporation, association, company, joint-stock company or business trust.
          (y) “Current Market Price” has the meaning specified in Section 3(f)(v).
          (z) “Default” means any event that is, or with the passage of time or the giving of notice or both would become, an Event of Default.
          (aa) “Effective Date” means the date on which a Fundamental Change becomes effective.
          (bb) “Event of Default” has the meaning specified in Section 6(a).

          (cc) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          (dd) “Expiration Date” has the meaning specified in Section 3(f)(iv).
          (ee) “Expiration Time” has the meaning specified in Section 3(f)(iv).
          (ff) “Fundamental Change” means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.
          (gg) “Fundamental Change Company Notice” has the meaning specified in Section 4(a)(ii).
          (hh) “Fundamental Change Conversion” has the meaning specified in Section 3(b)(v).
          (ii) “Fundamental Change Conversion/Repurchase Period” means the period beginning upon receipt of the Fundamental Change Company Notice and ending 15 Trading Days after the Effective Date.
          (jj) “Fundamental Change Repurchase” has the meaning specified in Section 4(a)(i).
          (kk) “Fundamental Change Repurchase Notice” has the meaning specified in Section 4(a)(iii).
          (ll) “Fundamental Change Repurchase Price” has the meaning specified in Section 4(a)(i).
          (mm) “Fundamental Change Settlement Date” means the Effective Date for a Fundamental Change. With respect to any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered by a Holder to the Company after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is three Business Days following the end of the Fundamental Change Conversion/Repurchase Period.
          (nn) “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
          (oo) “Holder” means a Person in whose name a Security is registered in the Security Register. The Holder of any Security as of any Payment Date shall be the Person in which such Security (or one or more predecessor Securities) is registered at the close of business on the Record Date next preceding such Payment Date. As used herein (unless the context otherwise requires), the “Holder” (whether or not followed by the phrase “of this Security” refers to the Holder of this Security; and “any Holder” or “the Holders” (whether or not followed by a reference to Securities) refers to one or more Holders of this or any other Security.

          (pp) “Interest Payment Date” means (i) each February 15, May 15, August 15, and November 15, commencing on August 15, 2009 and ending on the Maturity Date, and (ii) the Maturity Date.
          (qq) “Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Security.
          (rr) “Majority Holders” means, at any time, the Holders of a majority in aggregate Principal Amount Then Outstanding of the Securities.
          (ss) “Maturity Date,” when used with respect to any Security, means the date on which the principal or the Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or a Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.
          (tt) “Notice of Conversion” has the meaning specified in Section 3(b)(i).
          (uu) “Notice of Default” has the meaning specified in Section 6(a)(v).
          (vv) “NYSE” means the New York Stock Exchange LLC.
          (ww) “Officers’ Certificate” of the Company means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company. One of the officers signing an Officers’ Certificate given pursuant to Section 5(c) shall be the principal executive, financial or accounting officer of the Company.
          (xx) “Opinion of Counsel” for the Company or the Holder means a written opinion of the Company’s or the Holder’s counsel, respectively (who may be their respective external or in-house counsel), who shall be, in each case, reasonably acceptable to the opinion recipient.
          (yy) “Original Issue Date” means May 11, 2009.
          (zz) “Outstanding” when used with respect to Securities, means, as of any date and time of determination, all Securities theretofore executed and delivered pursuant to the provisions of this Security or the Purchase Agreement, except for: (i) Securities (or portions thereof) theretofore cancelled by the Company or delivered to the Company for cancellation; (ii) Securities (or portions thereof) that have been paid or in exchange for or in lieu of which other Securities have been executed and delivered pursuant to this Security; and (iii) Securities (or portions thereof) theretofore converted pursuant to Section 3. In determining whether the Holders of the requisite Principal Amount Then Outstanding of Securities have given or made any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be deemed not to be Outstanding and shall be disregarded in the calculation of Principal Amount Then Outstanding (or any percentage or portion thereof).

          (aaa) “Paying Agent” means any Person (including the Company) authorized by the Company to pay to the Holders the Principal Amount Outstanding of, and interest on, the Securities, including the Fundamental Change Repurchase Price on behalf of the Company. The Company shall initially be the Paying Agent and the Company shall provide written notice to the Holders of any change in the Paying Agent hereafter.
          (bbb) “Payment Date” means any date on which any payment is required to be made to the Holder of this Security pursuant to the terms hereof (including, without limitation, the Maturity Date and any Interest Payment Date).
          (ccc) “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
          (ddd) “Principal Amount [Then] Outstanding” of any Security, at any time or from time to time (as the context may require), has the meaning specified in the first paragraph of this Security.
          (eee) “Purchase Agreement” means the Purchase Agreement, dated as of May 11, 2009, between the Company and the Purchaser in connection, among other things, with the sale of the Securities by the Company to the Purchaser.
          (fff) “Purchased Shares” has the meaning specified in Section 3(f)(iv).
          (ggg) “Purchaser” means Frost Nevada Investments Trust.
          (hhh) “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
          (iii) “Record Date” for the interest, principal or other amounts payable on any Interest Payment Date or any other Payment Date, means each February 1, May 1, August 1 and November 1 (whether or not a Business Day) next preceding such Interest Payment Date or other Payment Date.
          (jjj) “record date”, for purposes of Section 3(f), has the meaning specified in Section 3(f)(vi).
          (kkk) “Registration Statement” has the meaning specified in Section 5(a).
          (lll) “Restricted Security” or “Restricted Securities” means Security or Securities whose transfer is restricted in accordance with the legends set forth on the face of the Securities.

          (mmm) “Rights Plan” has the meaning specified in Section 3(f)(iii).
          (nnn) “Rule 144” has the meaning specified in Section 5(a). (ooo) “Rule 144A” has the meaning specified in Section 5(b)(ii).
          (ppp) “Rule 144A Information” has the meaning specified in Section 5(b)(ii).
          (qqq) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          (rrr) this “Security” means this Variable Interest Senior Convertible Note (including all Variable Interest Senior Convertible Notes issued in exchange, transfer or replacement hereof or any other such Security). Unless the context otherwise requires “[a] [any] Security” or “Securities” means all Variable Interest Senior Convertible Notes (including all Variable Interest Convertible Notes issued in exchange, transfer or replacement of any thereof or any other such Securities) issued pursuant to the Purchase Agreement.
          (sss) “Security Register” means a register in which the Company shall register the Securities and transfers thereof.
          (ttt) “Security Registrar” means the Person or Persons designated by the Company to administer the Security Register.
          (uuu) “Share Delivery Date” has the meaning specified in Section 3(b)(ii).
          (vvv) “Significant Subsidiary” shall have the meaning ascribed to such term in Regulation S-X under the Exchange Act.
          (www) “Stated Maturity” of any Security has the meaning specified in the first paragraph of this Security.
          (xxx) “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
          (yyy) “Surviving Entity” has the meaning specified in Section 5(h).
          (zzz) “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. For the avoidance of doubt, neither the Over-the-Counter Bulletin Board nor the Pink Sheets LLC will be considered an established automated over-the-counter trading market for the purposes of determining whether a Termination of Trading has occurred.

          (aaaa) “Trading Day” means (a) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business, (b) if the applicable security is quoted on the NASDAQ Global Market or the NASDAQ Capital Market, a day during which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.
          (bbbb) “Transfer” has the meaning specified in Section 8(a).
          (cccc) “Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth as Exhibit A attached hereto.
          (dddd) “Trigger Event” has the meaning specified in Section 3(f)(iii).
          (eeee) “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
          (ffff) “Vice President” when used with respect to the Company or the Holder, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          (gggg) “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 12. TAX TREATMENT.
          (a) Tax Treatment. The parties hereto hereby agree, and each Holder and any beneficial holder of a Security by its purchase of a Security hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):
               (i) to treat the Securities (including those Securities issued in exchange for the 5.0% Notes) as indebtedness of the Company for all United States federal income tax purposes;
               (ii) to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);

               (iii) to treat the amount of Securities being sold for cash pursuant to the Purchase Agreement as a “substantial amount” for purposes of Treasury Regulation section 1.1273-2(a)(1) such that the “issue price” of each Security (including those issued in exchange for the 5.0% Notes) shall be determined by reference to the amount of cash paid by the Purchaser for a Security; and
               (iv) to treat the delivery of Common Stock or cash (including cash delivered in lieu of a fractional share) to a Holder of a Security upon conversion of such Security, or upon a purchase of such Security by the Company at the option of the Holder of a Security where the Company makes a payment in cash (including cash paid in lieu of a fractional share) as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock and any cash received) under Treasury Regulation section 1.1275-4(b).
          (b) Comparable Yield And Projected Payment Schedule. Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:
               (i) for United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b) using a comparable yield of 15.3%, compounded quarter-annually, and the projected payment schedule referred to below;
               (ii) the Company shall file with the Holders promptly at the end of each calendar year (A) a written notice specifying the amount of original issue discount for United States federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Code, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and
               (iii) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Security, (B) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities, and (C) the Company’s application of Treasury Regulation section 1.1275-4(b) shall be binding on each Holder and any beneficial holder of a Security, including the Company’s determination of the comparable yield and the projected payment schedule. A Holder of Securities may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company. The Company, upon the request of the Holder, shall provide to the Holder the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule.

     Section 13. GOVERNING LAW; SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL.
          (a) Governing Law. This Security shall be governed by and construed in accordance with, the law of the State of Florida without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Florida.
          (b) SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the Company and the Holders hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal (to the extent permitted by applicable law), and state courts sitting in Miami-Dade County, Florida in any suit or proceeding arising out of or relating to this security or the transactions contemplated hereby; and (ii) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE HOLDERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING and (B) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.
     Section 14. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Security by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 15. SEVERABILITY. In case any provision of this Security or the other Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Original Issue Date set out above.

Vector Group Ltd.
By:	/s/ Howard M. Lorber
	Name:	Howard M. Lorber
	Title:	President and Chief Executive Officer

ASSIGNMENT FORM
If you want to assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that this Security is being transferred:
Check One
(1)                 to the Company or a Subsidiary thereof; or
(2)                 to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)                 to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or
(4)                 pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or
(5)                 pursuant to another available exemption from the registration requirement of the Securities Act.
Unless one of the above boxes is checked, the Company will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Company shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 8(c) of the Security shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A
NOTICE OF CONVERSION
     If you want to convert this Security into Common Stock of the Company, check the box:
     To convert only part of this Security, state the Principal Amount Outstanding to be converted (which must be $1,000 or an integral multiple of $1,000):
     $
     If you want the stock certificate made out in another person’s name, fill in the form below:
(Insert other person’s social security or tax ID no.)
(Print or type other person’s name, address and zip code)
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
     A-1

EXHIBIT B
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
, 20

Attention:
          Re: Vector Group Ltd. (the “Company”)

6.75% Variable Interest Senior Convertible Notes Due 2014
This is a Fundamental Change Repurchase Notice as defined in Section 4(a) of the Security. Terms used but not defined herein shall have the meanings ascribed to them in the Security.
Certificate No(s). of Securities:
I intend to deliver the following aggregate Principal Amount Outstanding of Securities for purchase by the Company pursuant to Section 4(a) of the Security (in multiples of $1,000):
$
I hereby agree that the Securities will be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions thereof.

Signed:
     B-1